UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Amendment Dated May 11, 2012 to

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
DATED APRIL 30, 2012
2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2012

On or about April 30, 2012, Valeant Pharmaceuticals International, Inc. (the “Company”) furnished or otherwise made available to shareholders its Management Proxy Circular and Proxy Statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s 2012 Annual Meeting of Shareholders to be held on May 30, 2012. This amendment (this “Amendment”) amends the Proxy Statement and should be read in conjunction with it. All capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Proxy Statement.

The purpose of this Amendment is to (1) correct the mailing address of the Company’s transfer agent and (2) to correct a reference to the Company’s office at 4787 Levy Street, Montreal, Quebec, Canada, H4R 2P9.

The mailing address of the Company’s transfer agent was incorrectly stated on page six of the Proxy Statement. The correct mailing address is set forth below:

Canadian Stock Transfer Company
P.O. Box 700
Station B
Montreal, QC H3B 3K3
Canada

The Company’s office at 4787 Levy Street, Montreal, Quebec, Canada, H4R 2P9 was incorrectly referred to as the Company’s “registered office” in the third paragraph of the Notice of Annual Meeting of Shareholders. Such reference to “registered office” is hereby replaced with “head office.”

Other than the corrections described above, there are no changes to the information contained in the Proxy Statement.